                       MANAGEMENT CONSULTING SERVICES AGREEMENT

This Management Consulting Services Agreement (hereinafter "Agreement") is made and entered into as of this 17th day of June, 1997 (The "Effective Date") by and between ACSI Advanced Data Services, Inc., a Delaware Corporation, ("ACSI") and WebSite Management Company, Inc., doing business as FLASHNET Communications ("FLASHNET"), a Texas Corporation.

WHEREAS, FLASHNET is a corporation with experience in the provision of internet services to commercial customers;

WHEREAS, ACSI is a corporation engaged in the provision of local telecommunications services;

WHEREAS, ACSI wishes to utilize the services of FLASHNET in the development of certain specialized product offerings, and in the creation of an integrating billing process for such product offerings;

NOW THEREFORE, in consideration of the mutual promises, covenants, and Agreements set forth below, the parties agree as follows:

1.   TERM AND TERMINATION.

          1.1. This Agreement shall be as of the Effective Date specified above, and shall remain in full force and effect for a period of one year.

          1.2. This Agreement may be terminated by FLASHNET only for failure of ACSI to make payments as provided herein.

          1.3. This Agreement may be terminated by ACSI upon 60 days advance written notice to FLASHNET, for FLASHNET's failure to fulfill any of its consulting service responsibilities or to meet any of its Performance Criteria (as defined below) provided if such failure is continuing at the end of such period.

          1.4. Upon any termination of this Agreement, both parties agree to return all data, materials, and properties belonging to the other by the termination date.

2. PRICES. The flat rate fee for one year of management consulting services provided for hereunder shall be one million dollars ($1,000,000.00).

3. FLASHNET'S RESPONSIBILITIES. FLASHNET shall provide ACSI with management consulting services consisting of advice as to:

          3.1. the structuring of special offerings to other potential internet service providers;

          3.2. testing and implementation of the packaging and provisioning of a customized or bundled package consisting of ACSI's local service offering and FLASHNET's internet service offering to be offered for sale to FLASHNET's customer base;

          3.3. integrated billing services for certain ACSI data customers and for the customized or bundled package of ACSI/FLASHNET product offerings;




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          3.4.  management of all moves, adds and changes as relates to any and all local telephone service that FLASHNET purchases from ACSI;

          3.5. methodology for joint sales calls by FLASHNET with ACSI for special offerings to ACSI customers; and

          3.6. development of a product offering for consumer internet services in markets where neither FLASHNET nor ACSI currently provide services.

4. ACSI RESPONSIBILITIES. ACSI shall cooperate with FLASHNET by providing access to all information, materials, personnel, equipment, and networks as may be reasonably necessary for FLASHNET to perform its duties as defined hereunder and shall comply with reasonable requests of FLASHNET in the performance of its duties hereunder.

5. PAYMENT SCHEDULE. Contingent upon FLASHNET's successful fulfillment of the Performance Criteria, as described in section 6, or ACSI's waiver of the same, ACSI shall make payment in US dollars to FLASHNET in the following increments:

          5.1. two hundred and fifty thousand dollars ($250,000.00) paid before June 30, 1997;

          5.2. five hundred thousand dollars ($500,000.00) paid on or before July 15, 1997; and

          5.3. two hundred and fifty thousand dollars ($250,000.00) paid on or before September 1, 1997.

6. PERFORMANCE CRITERIA. FLASHNET's successful performance of its obligations under this Agreement shall be measured by FLASHNET's fulfillment of the following Performance Criteria (herein so called):

          6.1. Within thirty (30) days of the Effective Date of this Agreement, FLASHNET will provide ACSI with a document that defines a suggested process to be used in structuring special offerings to other internet service providers.

          6.2. Within sixty (60) days of the Effective Date of this Agreement, FLASHNET will provide ACSI with a written proposal describing a suggested customized or bundled package consisting of ACSI/FLASHNET product offerings.

          6.3. Within ninety (90) days of the Effective Date of this Agreement, FLASHNET will submit to ACSI a written proposal describing a process which may be used as an integrated billing system for the customized or bundled product offering referred to above.

          6.4. Within one hundred twenty (120) days of the Effective Date of this Agreement, FLASHNET will submit to ACSI a tentative marketing plan which may be used for a consumer internet services offering to be made available in new markets.




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     FLASHNET will be deemed to have fulfilled such individual Performance
Criteria listed above so long as the document or written proposal therein mentioned is provided within the specified time frame; regardless of whether the relevant offering, product, system or plan is actually implemented, accepted or created by ACSI (and FLASHNET, where applicable). Each document or written proposal referenced above shall be in such format, content or length and shall have such other characteristics as FLASHNET shall determine appropriate in its reasonably exercised sole and absolute discretion.

7. TAXES, DUTIES AND SIMILAR LIABILITIES. ACSI shall be liable for all taxes or duties applicable to any products or services purchased from FLASHNET under this Agreement.

8. CONFIDENTIALITY AND NON-DISCLOSURE. Except as authorized in advance by the other party, neither FLASHNET nor ACSI shall disclose confidential or proprietary information that is property of the other. Confidential or proprietary information means confidential business, technical or data processing information, trade secret, or other proprietary information clearly identified by the providing party as confidential or proprietary information acquired by the receiving party in the course of carrying out the tasks defined in this Agreement. Confidential or proprietary information does not include matters of public knowledge previously disclosed by the owning party, information disclosed under operation of law, information in the possession or within the knowledge of the receiving party prior to receipt from the providing party, or information disclosed by either party with the prior written consent of the other.

9. FORCE MAJEURE. Neither party shall be liable or deemed to be in default for any delay or failure in performance or disruption in service under this Agreement resulting directly or indirectly by reason of fire, flood, earthquake, explosion or other casualty, strikes or labor disputes, disruptions of telecommunications systems, inability to obtain supplies or power, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency, or any other act or condition whatsoever beyond the reasonable control of the affected party, provided the party so affected shall take all reasonable steps to avoid or remove such cause of nonperformance and shall resume performance hereunder with dispatch whenever such causes are removed. Notwithstanding the above, a party materially adversely affected by said delay, failure or interruption may terminate this Agreement if said delay, failure or interruption should exceed ninety (90) days, but the terminating party shall not be entitled to any damages or other relief except termination. In no event shall Force Majeure be an excuse for nonpayment of monetary obligations payable by one party to the other.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

11. WARRANTY AND TITLE. FLASHNET does not make any warranties, representations or guarantees regarding the services or products to be provided hereunder other than those expressly contained in this Agreement. FLASHNET DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

FLASHNET shall have no duty to correct any errors in data provided pursuant to this Agreement unless ACSI notices FLASHNET of such error within sixty
(60) days after the expiration of this Agreement and the error was caused solely by FLASHNET.




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12.  INDEPENDENT CONTRACTOR. FLASHNET represents that it is an independent contractor and neither it nor its employees or subcontractors shall be, or deemed for any purpose to be, an employee or agent of ACSI.

13. DISPUTE RESOLUTION. If either party wishes to commence litigation in connection with a dispute concerning this Agreement, then either before or promptly after doing so, that party shall notify the other party in writing by overnight courier service or facsimile transmission of a request for a meeting. The request shall contain a description of the problem. Within fourteen (14) days of receipt of the letter requesting the meeting, the parties shall meet at a mutually convenient location. The meeting shall be attended by an executive of each company having the authority to resolve the dispute. Each party may bring technical staff or other representatives having information bearing on the problem; however, neither party may bring an attorney or be represented in the meeting by an executive who is an attorney unless agreed to in advance, in writing, by the other party.

In the event the parties are unable to reach a resolution utilizing the negotiating methods first above-mentioned, the parties hereto agree to submit such dispute for resolution by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time arbitration is demanded. In no event shall the demand for arbitration be made later than one (1) year after the claim, dispute, controversy or other matter in question accrued or arose.

14. LIMITATION OF LIABILITY. In no event shall FLASHNET's liability to ACSI for damages resulting from any claims arising from or relating to any acts or omissions in the performance of this Agreement, including, without limitation, liability for patent or copyright infringement, exceed the total amount of compensation received by FLASHNET under this Agreement. FLASHNET shall not be liable to ACSI for any claims for lost profits, or indirect or consequential damages arising from or related to FLASHNET's acts or omissions in the performance of this Agreement.

15. MODIFICATIONS. No waiver, alteration, or modification of this Agreement will be binding or effective unless in writing and signed by a duly authorized representative of both FLASHNET and ACSI.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes all other oral or written agreements, communications and documents between the parties with respect to the subject matter hereof.

17. NOTICES. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail or overnight courier service. Mailed notices shall be addressed to the individuals indicated below, but each party may change the address by written notice in accordance with this paragraph.




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IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed in their name and on behalf by their duly authorized representatives.


WebSite Management Company, Inc.   ACSI Advanced Data Services, Inc.
d/b/a FLASHNET Communications


-------------------------------    ---------------------------------

     M. Scott Leslie                    Vernon Irvin
-------------------------------    ---------------------------------
Name                               Name

  President                               S R.V.P.
-------------------------------    ---------------------------------
Title                              Title

/s/  M. Scott Leslie               /s/ [ILLEGIBLE]
-------------------------------    ---------------------------------
Signature                          Signature

6/18/97                            6/18/97
-------------------------------    ---------------------------------
Date                               Date


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